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                                                                   EXHIBIT 23.A



                     GAITHER RUTHERFORD & CO., LLP LETTERHEAD






As independent certified public accountants, we hereby consent to (1) the inclusion in this Form S-4 of our Report (Gaither Koewler Rohlfer Luckett & Co. as predecessor to Gaither Rutherford & Co., LLP) dated January 13, 1993, on the consolidated financial statements of National City Bancshares, Inc. 1992 for the year ended December 31, 1992, and (2) the incorporation of our report included in this Form S-4 into the Corporation's previously filed Registration Statement Commission File No. 0-13585.



As independent certified public accountants, we hereby consent to the inclusion in this Form S-4 of our report (Gaither Koewler Rohlfer Luckett & Co. as predecessor to Gaither Rutherford & Co., LLP) dated January 22, 1993, on the consolidated financial statements of Lincolnland Bancorp, Inc. for the year ended December 13, 1992.



Gaither Rutherford & Co., LLP



/s/ Gaither Rutherford & Co., LLP
Certified Public Accountants
Evansville, Indiana
May 3, 1995